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                                                                      EXHIBIT 11


                             ALTRIS SOFTWARE, INC.

               STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
                                  (Unaudited)
                                  (Restated)

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                                                        For the three months           For the nine months
                                                         ended September 30,            ended September 30,
                                                      --------------------------    --------------------------
                                                          1997           1996           1997           1996
                                                          ----           ----           ----           ----
Net (loss) income available to common
  shareholders per consolidated
  financial statements                                $(1,620,000)   $   791,000    $(5,484,000)   $   179,000
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Primary net (loss) income per share:
Weighted average common shares                          9,587,000      9,420,000      9,575,000      8,967,000
Common stock equivalents:
  Common stock options                                          -        200,000              -        295,000
  Convertible preferred stock and
    convertible note                                            -         31,000              -        152,000
  Common stock warrants                                         -              -              -              -
                                                      -----------    -----------    -----------    -----------

Weighted average shares outstanding                     9,587,000      9,651,000      9,575,000      9,414,000
                                                      -----------    -----------    -----------    -----------
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Fully diluted net (loss) income per share:
Weighted average common shares                          9,587,000      9,420,000      9,575,000      8,967,000
Common stock equivalents:
  Common stock options                                          -        200,000              -        295,000
  Convertible preferred stock and
    convertible note                                            -         31,000              -        152,000
  Common stock warrants                                         -              -              -              -
                                                      -----------    -----------    -----------    -----------

Weighted average shares outstanding                     9,587,000      9,651,000      9,575,000      9,414,000
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Net (loss) income per share:
  Primary                                             $      (.17)   $       .08    $      (.57)   $       .02
                                                      -----------    -----------    -----------    -----------
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  Fully diluted                                       $      (.17)   $       .08    $      (.57)   $       .02
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